UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NETGEAR, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0419172

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4500 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates (if applicable): 333-104419

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered

     Incorporated by reference to the section entitled “Description of Capital Stock” contained in the registrant’s Registration Statement on Form S-1 (File No. 333-104419), as originally filed or subsequently amended (the “S-1 Registration Statement”), which S-1 Registration Statement was originally filed with the Securities and Exchange Commission on April 10, 2003, and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus to the S-1 Registration Statement to be filed by the registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits

     The following exhibits are filed as a part of this registration statement:

2.1(1)	Amended and Restated Certificate of Incorporation of registrant, as currently in effect.

2.2(2)	Form of Amended and Restated Certificate of Incorporation of registrant to be effective prior to the closing of the initial public offering.

2.3(3)	Form of Amended and Restated Certificate of Incorporation of registrant to be filed after the closing of the initial public offering.

2.4(4)	Bylaws of the registrant, and Certificate of Amendment No. 1 of the Bylaws, dated January 11, 2002.

2.5(5)	Bylaws of the registrant to be effective upon the closing of the initial public offering.

2.6(6)	Form of registrant’s common stock certificate.

2.7(7)	Amended and Restated Investor Rights Agreement, dated February 7, 2002, by and between the registrant and the individuals and entities listed therein.

2.8(8)	Common Stock Warrant Agreement, dated March 13, 2002, issued by registrant to Shamrock Capital Advisors, Inc.

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 (333-104419).

(2)	Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 (333-104419).

(3)	Incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 (333-104419).

(4)	Incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form S-1 (333-104419).

(5)	Incorporated by reference to Exhibit 3.5 to the registrant’s registration statement on Form S-1 (333-104419).

(6)	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1 (333-104419).

(7)	Incorporated by reference to Exhibit 4.2 to the registrant’s registration statement on Form S-1 (333-104419).

(8)	Incorporated by reference to Exhibit 4.3 to the registrant’s registration statement on Form S-1 (333-104419).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 25, 2003	NETGEAR, INC.

By: /s/ Patrick C.S. Lo

Patrick C.S. Lo Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1(1)	Amended and Restated Certificate of Incorporation of registrant, as currently in effect.

2.2(2)	Form of Amended and Restated Certificate of Incorporation of registrant to be effective prior to the closing of the initial public offering.

2.3(3)	Form of Amended and Restated Certificate of Incorporation of registrant to be filed after the closing of the initial public offering.

2.4(4)	Bylaws of the registrant, and Certificate of Amendment No. 1 of the Bylaws, dated January 11, 2002.

2.5(5)	Bylaws of the registrant to be effective upon the closing of the initial public offering.

2.6(6)	Form of registrant’s common stock certificate.

2.7(7)	Amended and Restated Investor Rights Agreement, dated February 7, 2002, by and between the registrant and the individuals and entities listed therein.

2.8(8)	Common Stock Warrant Agreement, dated March 13, 2002, issued by registrant to Shamrock Capital Advisors, Inc.

(1)	Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 (333-104419).

(2)	Incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-1 (333-104419).

(3)	Incorporated by reference to Exhibit 3.3 to the registrant’s registration statement on Form S-1 (333-104419).

(4)	Incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form S-1 (333-104419).

(5)	Incorporated by reference to Exhibit 3.5 to the registrant’s registration statement on Form S-1 (333-104419).

(6)	Incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-1 (333-104419).

(7)	Incorporated by reference to Exhibit 4.2 to the registrant’s registration statement on Form S-1 (333-104419).

(8)	Incorporated by reference to Exhibit 4.3 to the registrant’s registration statement on Form S-1 (333-104419).